SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 24, 2006
(Date of earliest event reported)	January 24, 2006

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On January 24, 2006, ONEOK, Inc. announced the promotion of several officers in ONEOK Energy Companies, effective immediately.

Pierce Norton becomes president, gathering and processing segment; Terry Spencer becomes president, natural gas liquids segment; Pete Walker becomes president, pipelines and storage segment; Billy Maxwell becomes president, energy services segment; and Steve Guy becomes president, pipeline services.

Pierce Norton, Terry Spencer, Pete Walker and Steve Guy were previously senior vice presidents of their respective segments. Billy Maxwell was senior vice president of trading. All of these officers will report to John W. Gibson, president, ONEOK Energy Companies.

Reporting to Billy Maxwell are Lamar Miller who becomes senior vice president of marketing, business development and administration; and Pat McDonie who becomes senior vice president of trading. Lamar Miller was previously senior vice president of ONEOK Energy Services, and Pat McDonie was previously senior vice president, marketing, ONEOK Energy Services.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. dated January 24, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	January 24, 2006	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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